Exhibit 99.1

Listed on the New York Stock Exchange (CLP)	NEWS RELEASE

Colonial Properties Trust reports fourth quarter and full year 2006 results
BIRMINGHAM, Ala., January 30, 2007 — Colonial Properties Trust (NYSE: CLP), reported results for the quarter and year ending December 31, 2006.
Net income available to common shareholders was $132.2 million or $2.85 per fully diluted share for the quarter, compared to $76.3 million or $1.69 per fully diluted share in the same period in 2005. The increase over the prior year is primarily due to increased gains on sales of assets. Full year 2006 earnings per fully diluted share (EPS) were $3.92 compared to $5.13 for the prior year.
Funds from operations (FFO), a widely accepted measure of REIT performance, increased to $75.8 million for the fourth quarter 2006, compared to $52.3 million in the same period a year ago. Funds from operations per fully diluted share/unit (FFOPS) increased to $1.33 from $0.93 in the fourth quarter of 2006, a 43 percent increase over the same period in the prior year. The increase is primarily attributable to the gain on sale of Colonial Pinnacle at Tutwiler Farm of $0.35, an increase in same-property net operating income (NOI) of $0.06, a decrease in interest expense of $0.06, an increase of $0.06 from the sale of land, and gain on a settlement of a forward starting interest rate SWAP of $0.05. These increases were offset primarily by a decrease in net operating income of $0.13 due to net property dispositions and other miscellaneous items of $0.05. Full year 2006 FFO increased to $215.5 million or $3.80 FFOPS compared to $177.9 million or $3.62 FFOPS for the full year 2005, a 5.1 percent increase on a per share/unit basis. A reconciliation of net income available to common shareholders to FFO is provided in the attached tables.
“Growth in year-over-year same-property net operating income exceeded expectations for each of our operating divisions,” said Reynolds Thompson, chief executive officer of the company. “We disposed of approximately $360 million of wholly-owned multifamily properties that did not fit our long-term strategy and are focused on improving the quality and age of our multifamily portfolio. The dispositions were offset by an equal investment in fourteen multifamily properties with an average age of 7.8 years. Our geographic diversity continues to improve as we increase our presence in markets such as Charlotte, N.C., Dallas, Texas and Phoenix, Ariz.. In our commercial businesses, we disposed of approximately $500 million of assets, of which we continue to manage more than 70 percent. We have been adept in capitalizing on opportunistic ways to create shareholder value, most notably with transactions monetizing the increased value of fifteen multifamily properties held in a joint venture with DRA Advisors in the southwestern United States, Colonial Bank Centre in Miami and the newly developed Colonial Pinnacle and Colonial Promenade at

Listed on the New York Stock Exchange (CLP)	NEWS RELEASE

Tutwiler Farm in Birmingham. Our development pipeline has doubled from last year to almost $1 billion which includes two new mixed-use projects, one in Orlando, Fla. and one in Charlotte, N.C. Finally, we improved our balance sheet by reducing our overall leverage by an additional 160 basis points to 60.8% from the end of 2005.”
Highlights for 2006
•	Announced strategic plan to focus core business operations on multifamily by the end of 2007;

•	Achieved positive growth in same-property NOI for the year in each operating division: multifamily, 5.0 percent; office, 5.2 percent; and retail, 6.4 percent;

•	Closed the year with CRT office portfolio 90 percent leased, up from 86.4 percent at acquisition;

•	Announced two new mixed-use projects, Randal Park in Orlando, Fla. and Metropolitan in Charlotte, N.C.;

•	Doubled multifamily development pipeline; at year-end 2006, eleven communities under development totaling $300 million with over 3,700 units.

•	Realized a gain of $20.1 million from the sale of Colonial Pinnacle Tutwiler Farm, a newly developed 447,000 square foot open-air shopping center in Birmingham, Ala.; and

•	Improved balance sheet by reducing total leverage by approximately 160 basis points.
Highlights for the fourth quarter of 2006:
Corporate:
•	Achieved positive growth in fourth quarter same-property NOI for each operating division: multifamily, 5.5 percent; office, 6.8 percent; and retail, 2.9 percent compared to the same period in 2005;

•	Recognized $0.01 of EPS and FFOPS contribution from management and other fees;

•	Realized $0.08 of EPS and FFOPS from sale of land;

•	Terminated $175 million forward starting interest rate SWAP recognizing $0.05 in EPS and FFOPS;

•	Sold the newly developed Colonial Pinnacle at Tutwiler Farm recognizing $0.35 in EPS and FFOPS; and

•	Paid quarterly dividend of $0.68 per common share/unit.

Listed on the New York Stock Exchange (CLP)	NEWS RELEASE

Multifamily:
•	Recognized a 5.5 percent increase in same-property NOI for the fourth quarter of 2006, the thirteenth consecutive quarter of quarter-over-quarter same-property NOI growth for the division;

•	Reported occupancy of 95.5 percent for stabilized properties, up 70 basis points over the same period in the prior year; reported occupancy on same-property portfolio of 95.5 percent, up 10 basis points over the fourth quarter of 2005;

•	Acquired two wholly-owned multifamily communities totaling 420 units in key Sunbelt markets of Charlotte, N.C. and Charleston, S.C.;

•	Disposed of 4 wholly-owned apartment communities totaling 2,284 units: three in Alabama and one in Texas; and

•	Disposed of 15 partially-owned multifamily properties totaling 3,957 units located in Nevada, Arizona and New Mexico, which were held in a joint venture with DRA Advisors; realized a gain of approximately $40 million resulting in a 77 percent return on investment during the two year ownership period.
Office:
•	Reported a 6.8 percent increase in NOI on a same-property basis compared to fourth quarter of 2005;

•	Posted occupancy on stabilized properties of 93.5 percent, up 220 basis points over the same period in the prior year; reported occupancy on same-property portfolio of 95.0 percent; and

•	Sold two wholly-owned office properties totaling 0.3 million square feet, one in Montgomery, Ala. and one in Orlando, Fla.
Retail:
•	Realized a 2.9 percent increase in same-property NOI for the fourth quarter compared to the fourth quarter of 2005;

•	Reported occupancy for stabilized properties of 93.1 percent, up 80 basis points from the prior quarter and up 150 basis points from the fourth quarter of 2005; posted occupancy for the same-property portfolio of 93.8 percent, a 110 basis point increase sequentially and a 320 basis point increase over the same period in the prior year; and

•	Sold Colonial Pinnacle and Colonial Promenade at Tutwiler Farm.
For Sale:
•	Recognized $0.07 of EPS and FFOPS contribution from for-sale residential.

Listed on the New York Stock Exchange (CLP)	NEWS RELEASE

     Portfolio Overview — As of December 31, 2006
Multifamily: The company owns or manages 39,104 units comprised of 107 wholly-owned properties totaling 31,805 units and 17 partially-owned properties with 5,396 units. Additionally, the company provides third-party management services for 1,903 units.
Office: Colonial Properties owns or manages 17.6 million square feet of office space. The company’s office portfolio includes 30 wholly-owned properties and 23 partially-owned properties that together total 16.9 million square feet. The company manages three additional office properties totaling 0.7 million square feet.
Retail: The company owns or manages 12.1 million square feet of retail space. The portfolio includes 33 wholly-owned and 10 partially-owned retail properties totaling 10.6 million square feet. The company manages an additional eight retail centers with 1.5 million square feet of space.
2007 Guidance
•	Multifamily same-property growth in net operating income: 4.5 -5.5 percent

•	For sale income from the Taxable REIT Subsidiary: $0.30 — $0.40 EPS and FFOPS

•	Land/out parcel sales: $0.08 — $0.10 EPS and FFOPS

•	Management and other fees (for in-place agreements): $0.07-$0.08 EPS and FFOPS
“During the first half of 2007, we are focused on completing the transactions we announced in November to reposition our operating portfolio to multifamily,” Thompson said. “Once complete, we estimate that we will derive 80 percent of our net operating income on an annualized basis from our multifamily operations. In our commercial businesses, we will retain the development, leasing and management expertise to emphasize value creation through development of office, open-air shopping center and mixed-use properties. Colonial Properties Trust will be positioned to drive higher growth by capitalizing on our core strengths.”

Listed on the New York Stock Exchange (CLP)	NEWS RELEASE

Conference Call and Supplemental Materials
The company will hold its quarterly conference call Tuesday, January 30 at 1:00 pm Central Time. The call will include a review of the company’s fourth quarter and full year 2006 performance and discussion of the company’s strategy and expectations for the future.
To participate, dial 1-877-500-9123. A replay will be available for one week by dialing 1-800-642-1687; the Conference ID will be 4611903. Access to the live call and a replay will be available through the company’s website at www.colonialprop.com under “Investor Relations: Shareholder Information.”
Colonial Properties produces a supplemental information package that provides detailed information regarding operating performance, investing activities and the company’s overall financial position. For a copy of Colonial Properties’ detailed Supplemental Financial Highlights, please visit the Company’s website at www.colonialprop.com under the “Investor Relations: Financial Reporting” tab or contact Investor Relations at 1-800-645-3917.
Colonial Properties Trust is a multifamily focused real estate investment trust (REIT) which leverages its diversified history to create additional value for its shareholders by managing commercial assets through joint venture investments and aggressively pursuing development opportunities. As of December 31, 2006 the company owns or manages 39,104 apartment units, 17.6 million square feet of office space and 12.1 million square feet of retail shopping space located in key Sunbelt states spanning Virginia to Nevada. Headquartered in Birmingham, Ala., Colonial Properties is listed on the New York Stock Exchange under the symbol CLP and is included in the S&P SmallCap 600 Index. For more information, visit www.colonialprop.com.

Listed on the New York Stock Exchange (CLP)	NEWS RELEASE

Safe Harbor Statement
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Estimates of future earnings included in this press release are, by definition, and certain other statements (including statements regarding the implementation of the transactions to reposition the operating portfolio to multifamily and the expected timing of such implementation) may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause the company’s actual results, performance, achievements or transactions to be materially different from the results, performance, achievements or transactions expressed or implied by the forward looking statements. Factors that impact such forward looking statements include, among others, real estate conditions and markets; performance of affiliates or companies in which we have made investments; changes in operating costs; legislative or regulatory decisions; our ability to continue to maintain our status as a REIT for federal income tax purposes; our ability to successfully close previously announced transactions; the effect of any rating agency action; the cost and availability of new debt financings; level and volatility of interest rates or capital market conditions; effect of any terrorist activity or other heightened geopolitical crisis; or other factors affecting the real estate industry generally.
Except as otherwise required by the federal securities laws, the company assumes no responsibility to update the information in this press release.
The company refers you to the documents filed by the company from time to time with the Securities and Exchange Commission, specifically the section titled “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2005, as may be updated or supplemented in the company’s Form 10-Q filings, which discuss these and other factors that could adversely affect the company’s results.
- # # # -
CONTACT: Barbara M. Pooley, senior vice president, investor relations, 1-800-645-3917

COLONIAL PROPERTIES TRUST
Financial Statements
Fourth Quarter 2006
BALANCE SHEET

	As of	As of
($ in 000s)	12/31/2006	12/31/2005
ASSETS
Real Estate Assets
Operating Properties	$3,601,883	$3,974,925
Undeveloped Land & Construction in Progress	434,196	202,052

Total Real Estate, before Depreciation	4,036,079	4,176,977

Less: Accumulated Depreciation	(420,374)	(453,365)
Real Estate Assets Held for Sale, net	381,445	367,372

Net Real Estate Assets	3,997,150	4,090,984

Cash and Equivalents	87,647	30,615
Restricted Cash	15,907	8,142
Accounts Receivable, net	31,301	25,789
Notes Receivable	61,269	36,387
Prepaid Expenses	19,519	19,549
Deferred Debt and Lease Costs	42,258	50,436
Investment in Unconsolidated Subsidiaries	92,892	123,700
Other Assets	83,834	113,656

Total Assets	$4,431,777	$4,499,258

LIABILITIES
Long-Term Liabilities
Unsecured Credit Facility	$185,000	$210,228
Notes and Mortgages Payable	2,165,884	2,274,620
Mortages Payable Related to Real Estate Assets Held for Sale	47,022	9,502

Total Long-Term Liabilities	2,397,906	2,494,350

Other Liabilities	150,760	138,861

Total Liabilities	2,548,666	2,633,211

MINORITY INTEREST & EQUITY

Limited Partners’ Interest in Consolidated Partnership	7,406	8,094

Preferred Shares and Units, at Liquidation Value
Series B 7 1/4%, Preferred Units	100,000	100,000
Series C 9 1/4%, Preferred Shares	—	50,000
Series D 8 1/8%, Preferred Shares	125,000	125,000
Series E 7 5/8%, Preferred Shares	104,760	133,159

Total Preferred Shares and Units, at Liquidation Value	329,760	408,159

Common Equity, including Minority Interest in Operating Partnership	1,545,945	1,449,794

Total Equity, including Minority Interest	1,883,111	1,866,047

Total Liabilities and Equity	$4,431,777	$4,499,258

SHARES & UNITS OUTSTANDING, END OF PERIOD

	As of	As of
(shares and units in 000s)	12/31/2006	12/31/2005
Basic
Shares	46,145	44,857
Operating Partnership Units (OP Units)	10,579	10,872

Total Shares & OP Units	56,724	55,729

Dilutive Common Share Equivalents	536	391

Diluted
Shares	46,681	45,248
Total Shares & OP Units	57,260	56,120

4Q06	-1-	NYSE: CLP

COLONIAL PROPERTIES TRUST
Financial Statements
Fourth Quarter 2006
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended			Twelve Months Ended
($ in 000s, except per share data)	12/31/2006	12/31/2005		12/31/2006	12/31/2005
Revenue
Minimum Rent	$102,481	$99,865	2.6%	$391,741	$348,417	12.4%
Percentage Rent	346	1,821	-81.0%	1,172	3,180	-63.1%
Tenant Recoveries	5,682	7,975	-28.8%	23,105	30,911	-25.3%
Construction Revenues	3,691	—		30,484	—
Other Property Related Revenue	9,667	7,124	35.7%	31,888	24,433	30.5%
Other Non-Property Related Revenue	4,170	2,748	51.7%	17,693	7,338	141.1%

Total Revenue	126,037	119,533	5.4%	496,083	414,279	19.7%

Operating Expenses
Property Operating Expenses:
General Operating Expenses	10,320	10,194	1.2%	40,198	33,764	19.1%
Salaries and Benefits	8,325	7,334	13.5%	31,042	24,300	27.7%
Repairs and Maintenance	9,020	9,606	-6.1%	35,802	35,854	-0.1%
Taxes, Licenses, and Insurance	12,882	12,143	6.1%	51,444	43,556	18.1%

Total Property Operating Expenses	40,547	39,277	3.2%	158,486	137,474	15.3%

General and Administrative	11,437	9,777	17.0%	46,307	36,740	26.0%
Construction Expenses	3,732	—		29,411	—
Depreciation	33,595	31,562	6.4%	133,692	111,180	20.2%
Amortization	4,797	6,636	-27.7%	19,575	48,293	-59.5%
Impairment Charge	1,600	—		1,600	—

Total Operating Expenses	95,708	87,252	9.7%	389,071	333,687	16.6%

Income from Operations	30,329	32,281	-6.0%	107,012	80,592	32.8%

Other Income (Expense)
Interest Expense & Debt Cost Amortization	(32,818)	(34,653)	-5.3%	(126,640)	(124,131)	2.0%
Loss on Retirement of Debt	(13)	—		(641)	—
Interest Income	1,898	1,748	8.6%	7,763	4,403	76.3%
Income (Loss) from Investments	38,929	(1,965)	-2081.1%	34,823	910	3726.7%
Gain on Hedging Activities	2,946	388	659.3%	5,535	886	524.7%
Gain on Sale of Property, net of income taxes of $1,932 (QTR) and $3,416 (YR) in 2006 and $2,021 (QTR) and $4,792 (YR) in 2005	40,526	98,607	-58.9%	80,434	106,482	-24.5%
Other	819	1,292	-36.6%	(189)	2,449	-107.7%

Total Other Income (Expense)	52,287	65,417	-20.1%	1,085	(9,001)	-112.1%

Income before Minority Interest & Discontinued Operations	82,616	97,698	-15.4%	108,097	71,591	51.0%

Minority Interest
Minority Interest of Limited Partners	284	(2,361)	-112.0%	766	(5,245)	-114.6%
Minority Interest in CRLP — Preferred	(1,813)	(1,813)	0.0%	(7,250)	(7,250)	0.0%
Minority Interest in CRLP — Common	(14,283)	(17,022)	-16.1%	(14,876)	(8,181)	81.8%

Total Minority Interest	(15,812)	(21,196)	-25.4%	(21,360)	(20,676)	3.3%

Income from Continuing Operations	66,804	76,502	-12.7%	86,737	50,915	70.4%

Discontinued Operations
Income from Discontinued Operations	5,916	7,576	-21.9%	25,614	35,570	-28.0%
Gain (Loss) on Disposal of Discontinued Operations, net of income taxes of $1,788 (QTR) and $8,554 (YR) in 2006 and $0 in 2005	79,955	(30)		120,979	182,138	-33.6%
Minority Interest in CRLP — Common	(16,034)	(1,471)	990.0%	(27,259)	(48,397)	-43.7%
Minority Interest of Limited Partners	59	—		(2,591)	(585)	342.9%

Income from Discontinued Operations	69,896	6,075	1050.6%	116,743	168,726	-30.8%

Net Income	136,700	82,577	65.5%	203,480	219,641	-7.4%

Dividends to Preferred Shareholders	(4,549)	(6,231)	-27.0%	(20,903)	(22,391)	-6.6%

Preferred Share Issuance Costs Write-off	—	—		(2,128)	—

Net Income Available to Common Shareholders	$132,151	$76,346	73.1%	$180,449	$197,250	-8.5%

Earnings per Share — Basic
Continuing Operations	$1.35	$1.57	-14.0%	$1.40	$0.75	86.7%
Discontinued Operations	$1.53	0.14	992.9%	2.57	4.43	-42.0%

EPS — Basic	$2.88	$1.71	68.4%	$3.97	$5.18	-23.4%

Earnings per Share — Diluted
Continuing Operations	$1.34	$1.56	-14.1%	$1.38	$0.74	86.5%
Discontinued Operations	1.51	0.13	1061.5%	2.54	4.39	-42.1%

EPS — Diluted	$2.85	$1.69	68.6%	$3.92	$5.13	-23.6%

4Q06	- 2 -	NYSE: CLP

COLONIAL PROPERTIES TRUST
Financial Statements
Fourth Quarter 2006
FOURTH QUARTER FUNDS FROM OPERATIONS (FFO) RECONCILIATION

	Three Months Ended			Twelve Months Ended
($ in 000s, except per share data)	12/31/2006	12/31/2005		12/31/2006	12/31/2005
Net Income Available to Common Shareholders	$132,151	$76,346	73.1%	$180,449	$197,250	-8.5%
Minority Interest in CRLP (Operating Ptr Unitholders)	30,317	18,494	63.9%	42,135	56,578	-25.5%
Minority Interest in Gain/(Loss) on Sale of Undepreciated Property	(258)	2,361	-110.9%	1,967	5,241	-62.5%

Total	162,210	97,201	66.9%	224,551	259,069	-13.3%

Adjustments — Consolidated Properties
Depreciation — Real Estate	35,554	38,211	-7.0%	147,898	135,121	9.5%
Amortization — Real Estate	5,573	7,569	-26.4%	21,915	58,029	-62.2%
Remove: (Gain)/Loss on Sale of Property, net of Income Tax	(120,481)	(98,577)	22.2%	(201,413)	(288,621)	-30.2%
Include: Gain/(Loss) on Sale of Undepreciated Property, net of Income Tax and Minority Interest (1)(2)	29,129	3,004	869.7%	44,502	8,063	451.9%

Total Adjustments — Consolidated	(50,225)	(49,793)	0.9%	12,902	(87,408)	-114.8%

Adjustments — Unconsolidated Properties
Depreciation — Real Estate	4,051	3,826	5.9%	15,576	7,501	107.7%
Amortization — Real Estate	1,678	965	73.9%	5,713	969	489.6%
Remove: (Gain)/Loss on Sale of Property	(41,948)	118	0.0%	(43,282)	(2,200)	1867.4%

Total Adjustments — Unconsolidated	(36,219)	4,909	-837.8%	(21,993)	6,270	-450.8%

Funds from Operations	$75,766	$52,317	44.8%	$215,460	$177,931	21.1%

FFO per Share
Basic	$1.34	$0.94	42.7%	$3.84	$3.65	5.2%
Diluted	$1.33	$0.93	42.4%	$3.80	$3.62	5.1%

(1)	The Company recognizes incremental gains on condominium sales in FFO, net of provision for income taxes, to the extent that net sales proceeds, less costs of sales, from the sale of condominium units exceeds the greater of their fair value or net book value as of the date the property is acquired by the Company’s taxable REIT subsidiary.

(2)	For the three and twelve months ended December 31, 2006, the gain on the Sale of Undepreciated Property includes $20.1 million of gains from the sale of CP Tutwiler Farm.
Pursuant to the definition of Funds from Operations (“FFO”) adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), FFO is calculated by adjusting net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciated property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis.
The Company believes that FFO is useful to investors because it provides an additional indicator of the Company’s financial and operating performance. This is because, by excluding the effect of real estate depreciation and gains (or losses) from sales of properties (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO can facilitate comparison of operating performance among equity REITs. FFO is a widely recognized measure in the Company’s industry. FFO does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to net cash flows from operating activities (determined in accordance with GAAP), as a measure of our liquidity, or as an indicator of our ability to make cash distributions.
FOURTH QUARTER SHARES AND UNITS OUTSTANDING, WEIGHTED

	Three Months Ended			Twelve Months Ended
(shares and units in 000s)	12/31/2006	12/31/2005		12/31/2006	12/31/2005
Basic
Shares	45,814	44,696	2.5%	45,484	38,071	19.5%
Operating Partnership Units (OP Units)	10,579	10,872	-2.7%	10,678	10,740	-0.6%

Total Shares & OP Units	56,393	55,568	1.5%	56,162	48,811	15.1%

Dilutive Common Share Equivalents	566	444		536	391

Diluted
Shares	46,380	45,140	2.7%	46,020	38,462	19.7%
Total Shares & OP Units	56,959	56,012	1.7%	56,698	49,202	15.2%

4Q06	- 3 -	NYSE: CLP

COLONIAL PROPERTIES TRUST
Segment Data
($ in 000s, except per share data)
QUARTERLY SEGMENT DATA SUMMARY FOR THREE MONTHS ENDED DECEMBER 31, 2006 AND 2005

	Revenue			Expense			Net Operating Income (NOI)
	4Q06	4Q05	Change	4Q06	4Q05	Change	4Q06	4Q05	Change
MULTIFAMILY PORTFOLIO

Same-Property (2)	$57,848	$55,848	3.6%	$21,571	$21,465	0.5%	$36,277	$34,383	5.5%
Non Same-Property	26,183	24,456	7.1%	11,922	10,201	16.9%	14,261	14,255	0.0%

Total Division	84,031	80,304	4.6%	33,493	31,666	5.8%	50,538	48,638	3.9%

OFFICE PORTFOLIO

Same-Property (2)	21,603	19,818	9.0%	6,515	5,690	14.5%	15,088	14,128	6.8%
Non Same-Property	19,118	24,274	-21.2%	7,038	9,171	-23.3%	12,080	15,103	-20.0%

Total Division	40,721	44,092	-7.6%	13,553	14,861	-8.8%	27,168	29,231	-7.1%

RETAIL PORTFOLIO

Same-Property (2)	19,955	19,009	5.0%	5,687	5,145	10.5%	14,268	13,864	2.9%
Non Same-Property	9,025	18,120	-50.2%	2,235	5,071	-55.9%	6,790	13,049	-48.0%

Total Division	28,980	37,129	-21.9%	7,922	10,216	-22.5%	21,058	26,913	-21.8%

TOTAL PORTFOLIO

Same-Property (2)	99,406	94,675	5.0%	33,773	32,300	4.6%	65,633	62,375	5.2%
Non Same-Property	54,326	66,850	-18.7%	21,195	24,443	-13.3%	33,131	42,407	-21.9%

Total	$153,732	$161,525	-4.8%	$54,968	$56,743	-3.1%	$98,764	$104,782	-5.7%

SEGMENT DATA SUMMARY FOR TWELVE MONTHS ENDED DECEMBER 31, 2006 AND 2005

	Revenue			Expense			Net Operating Income (NOI)
	2006	2005 (1)	Change	2006	2005 (1)	Change	2006	2005 (1)	Change
MULTIFAMILY PORTFOLIO

Same-Property (2)	$226,826	$218,637	3.7%	$87,538	$85,915	1.9%	$139,288	$132,722	5.0%
Cornerstone Properties (3)		(31,870)			(14,104)			(17,766)
Non Same-Property	93,693	92,977	0.8%	42,143	40,961	2.9%	51,550	52,016	-0.9%

Total Division	320,519	279,744	14.6%	129,681	112,772	15.0%	190,838	166,972	14.3%

OFFICE PORTFOLIO

Same-Property (2)	82,372	77,175	6.7%	25,401	23,027	10.3%	56,971	54,148	5.2%
Non Same-Property	90,009	56,192	60.2%	34,364	20,065	71.3%	55,645	36,127	54.0%

Total Division	172,381	133,367	29.3%	59,765	43,092	38.7%	112,616	90,275	24.7%

RETAIL PORTFOLIO

Same-Property (2)	75,384	70,993	6.2%	21,455	20,316	5.6%	53,929	50,677	6.4%
Non Same-Property	34,907	88,467	-60.5%	9,515	27,041	-64.8%	25,392	61,426	-58.7%

Total Division	110,291	159,460	-30.8%	30,970	47,357	-34.6%	79,321	112,103	-29.2%

TOTAL PORTFOLIO

Same-Property (2)	384,582	366,805	4.8%	134,394	129,258	4.0%	250,188	237,547	5.3%
Cornerstone Properties (3)		(31,870)			(14,104)			(17,766)
Non Same-Property	218,609	237,636	-8.0%	86,022	88,067	-2.3%	132,587	149,569	-11.4%

Total	$603,191	$572,571	5.3%	$220,416	$203,221	8.5%	$382,775	$369,350	3.6%

Notes on following page.

4Q06	- 4 -	NYSE: CLP

COLONIAL PROPERTIES TRUST
Segment Data
($ in 000s, except per share data)

Notes:

(1)	The 2005 year-to-date same-property data includes Cornerstone properties that were not owned by the Company during Q105.

(2)	The 2005 same-property data reflects results of the 2006 same-property portfolio, as adjusted for dispositions during year and including straight-line rents.

(3)	In the 2005 year-to-date calculation, Cornerstone 1Q05 same-property results are deducted to arrive at 1Q05 Total Portfolio results due to the fact that the Cornerstone merger was not completed until April 1, 2005.
Revenue is defined as total property revenues, including our prorata share of unconsolidated partnerships and joint ventures. The Company believes Revenue (and other revenue measures aggregating segment data) is useful to investors as a meaningful indicator of property operating performance and current market conditions affecting the Company. Additionally, Revenue is an integral component in calculating Divisional NOI.
Expense is defined as real estate expenses, (such items as repairs and maintenance, payroll, utilities, property taxes, insurance, advertising, management fees), including unconsolidated partnerships and joint ventures. The Company believes Expense (and other expense measures aggregating segment data) is useful to investors as a meaningful indicator of property operating expenses. Additionally, Expense is an integral component in calculating Divisional NOI.
Net Operating Income (NOI) is defined as total property revenues, including our prorata share of unconsolidated partnerships and joint ventures, less real estate expenses (such items as repairs and maintenance, payroll, utilities, property taxes, insurance, advertising, management fees). The Company believes NOI (and other NOI measures aggregating segment data) is useful to investors as a meaningful indicator of property level operating performance and current market conditions affecting the Company . Additionally, the Company also believes NOI (and such other NOI measures) is useful to investors because NOI is commonly used industry-wide to evaluate and compare property level operating results of real estate companies, allowing investors to view the Company in comparison to these other real estate companies. The Company cautions investors that other real estate companies may calculate NOI on a basis different than the Company. In addition, NOI (and such other NOI measures) should not be viewed as a substitute measure of performance for GAAP income from continuing operations or other applicable GAAP performance measures.

4Q06	- 5 -	NYSE: CLP

COLONIAL PROPERTIES TRUST
Corporate Reconciliations
($ in 000s, except per share data)
RECONCILIATION OF REVENUES

	Three Months Ended		Twelve Months Ended
	12/31/2006	12/31/2005	12/31/2006	12/31/2005
Divisional Total Revenues
Multifamily	84,031	80,304	320,519	279,744
Office	40,721	44,092	172,380	133,367
Retail	28,980	37,129	110,292	159,460

Total Divisional Revenues	153,732	161,525	603,191	572,571

Less: Unconsolidated Revenues	(17,029)	(14,827)	(67,137)	(30,004)
Discontinued Operations	(18,527)	(29,913)	(88,148)	(135,626)
Construction Revenues	3,691	—	30,484	—
Unallocated Corporate Rev	4,170	2,748	17,693	7,338

Cons. Rev, adj -’05 Disc Ops	126,037	119,533	496,083	414,279

Add: Add’l Disc Ops Rev, post filing	—	20,885	—	80,948

Total Consol. Rev, per 10-Q / K	126,037	140,418	496,083	495,227

RECONCILIATION OF EXPENSES

	Three Months Ended		Twelve Months Ended
	12/31/2006	12/31/2005	12/31/2006	12/31/2005
Divisional Total Expenses
Multifamily	33,493	31,666	129,680	112,772
Office	13,553	14,861	59,765	43,092
Retail	7,922	10,216	30,970	47,357

Total Divisional Expenses	54,968	56,743	220,415	203,220

Less: Unconsolidated Expense	(6,841)	(6,250)	(26,904)	(12,398)
Discontinued Operations	(7,802)	(11,591)	(35,919)	(53,579)
Other Expense	222	375	893	231

Total Property Operating Exp	40,547	39,277	158,485	137,474
Construction Expenses	3,732	—	29,411	—
General & Administrative Exp	11,437	9,777	46,307	36,740
Depreciation	33,595	31,562	133,692	111,180
Amortization	4,797	6,636	19,575	48,293
Impairment Charge	1,600	—	1,600	—

Cons. Exp, adj -’05 Disc Ops	95,708	87,252	389,070	333,687

Add: Add’l Disc Ops Exp,post filing	—	15,667	—	55,965

Total Consol. Exp, per 10-Q / K	95,708	102,919	389,070	389,652

RECONCILIATION OF NOI

	Three Months Ended		Twelve Months Ended
	12/31/2006	12/31/2005	12/31/2006	12/31/2005
Divisional Total NOI
Multifamily	50,538	48,638	190,839	166,972
Office	27,168	29,231	112,615	90,275
Retail	21,058	26,913	79,322	112,103

Total Divisional NOI	98,764	104,782	382,776	369,350

Less: Unconsolidated NOI	(10,188)	(8,577)	(40,233)	(17,606)
Discontinued Operations	(10,725)	(18,322)	(52,229)	(82,047)
Unallocated Corporate Rev	4,170	2,748	17,693	7,338
Construction NOI	(41)	—	1,072	—
Other Expense	(222)	(375)	(893)	(231)
G&A Expenses	(11,437)	(9,777)	(46,308)	(36,740)
Depreciation	(33,595)	(31,562)	(133,692)	(111,180)
Amortization	(4,797)	(6,636)	(19,575)	(48,293)
Impairment Charge	(1,600)	—	(1,600)	—

Income from Operations	30,329	32,281	107,011	80,591
Total Other Income (Expense)	52,287	65,417	1,085	(9,001)

Income from Contin’g Ops (1)	82,616	97,698	108,097	71,591

Disc Ops	—	5,218	—	24,983
05 & 06 Disc Ops Other Inc(Exp)	—	(2,238)	—	(8,410)

Inc from Cont (1), per 10-Q / K	82,616	100,678	108,097	88,164

Quarterly NOI from Properties Not Stabilized in that Quarter
Properties in Lease-up or CIP	1,000	436
Acquisitions	171	597

Notes:

(1)	Income from Continuing Operations before extraordinary items, minority interest and discontinued operations. Adjustments for additional discontinued operations have restated prior periods in accordance with FAS 144.

4Q06	- 6 -	NYSE: CLP